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                                                                    EXHIBIT 99.1

                                 [LUMINEX LOGO]

             LUMINEX CORPORATION REPORTS 2003 FIRST QUARTER RESULTS

Austin, TX - April 21 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the quarter ended March 31, 2003.

Revenue for the first quarter of 2003 was $ 5.1 million, compared with $2.3 million in the first quarter of 2002. Net loss for the first quarter was $906,000, or $0.03 per share, compared with $6.6 million, or $0.23 per share in the first quarter of 2002. The improvement in net loss over the corresponding prior year period was impacted by the receipt of $1.8 million during the first quarter of 2003 in connection with the settlement of a lawsuit with our prior patent counsel. Excluding this amount, net loss for the first quarter of 2003 would have been $2.7 million, or $0.09 per share.

Revenue for the first quarter of 2003 consisted of $3.0 million from the sale of 131 Luminex systems, $1.2 million from the sale of consumables, $219,000 of royalties and $664,000 of other revenues.

"The financial results for the first quarter of 2003 are encouraging" stated Tom Erickson, Interim President and CEO of Luminex. "We are pleased with the progress made since the second half of 2002 to refine our core focus to better respond to the needs of our customers, and to align our infrastructure and expenses with our current revenues. We believe the improvement in our operating results largely is attributable to a renewed focus on working closely with our strategic partners."

Mr. Erickson continued: "Despite our optimism regarding the long-term prospects for Luminex's xMapTM technology, we remain reluctant to provide financial guidance at this time. As stated previously, we anticipate the Company's future quarterly results may continue to fluctuate as a result of unpredictable purchase patterns from the still relatively small number of our strategic partners who have commercialized products utilizing the Luminex platform. Now, more than ever, however, our dedicated team of employees and partners believe in the growing acceptance of the Luminex platform as the industry standard for performing bioassays, and we remain committed to building a strong business that will benefit Luminex's stockholders."

Luminex will host a conference call to discuss the results for the first quarter of 2003 at 4:30 p.m. Eastern Daylight Time on April 21, 2003. The call will be available via Web cast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is already in use in leading research

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laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business and search for a new chief executive officer, as well as the risks discussed under the heading "Factors That May Affect Future Results" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Acting Chief Financial Officer
                  (512) 219-8020

                              -see attached tables-

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                                   LUMINEX CORPORATION
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (in thousands)

                               ASSETS
                                                            March 31,        December 31,
                                                               2003              2002
                                                           -----------       ------------
                                                           (unaudited)
Current assets:
      Cash and short-term investments ..............        $  39,480         $  40,482
      Accounts receivable, net .....................            3,460             2,460
      Inventory ....................................            4,843             6,764
      Other ........................................              447               773
                                                            ---------         ---------
          Total current assets .....................           48,230            50,479

      Property and equipment, net ..................            2,097             2,397
      Other ........................................              915               747
                                                            ---------         ---------
          Total assets .............................        $  51,242         $  53,623
                                                            =========         =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities .....        $   2,226         $   4,187
      Deferred revenue .............................              982               971
                                                            ---------         ---------
          Total current liabilities ................            3,208             5,158
      Deferred revenue .............................            2,860             2,894
                                                            ---------         ---------
          Total liabilities ........................            6,068             8,052
                                                            ---------         ---------

Stockholders' equity:
      Common stock .................................               30                29
      Additional paid-in capital ...................          122,234           121,702
      Accumulated other comprehensive income .......             (103)              (79)
      Accumulated deficit ..........................          (76,987)          (76,081)
                                                            ---------         ---------
          Total stockholders' equity ...............           45,174            45,571
                                                            ---------         ---------
          Total liabilities and stockholders' equity        $  51,242         $  53,623
                                                            =========         =========

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                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                 Three Months Ended
                                                                     March 31,
                                                            ---------------------------
                                                               2003              2002
                                                            ---------         ---------
                                                                    (unaudited)
Revenue ............................................        $   5,102         $   2,287
Cost of revenue ....................................            3,622             1,995
                                                            ---------         ---------
     Gross margin ..................................            1,480               292

Operating expenses:
     Research and development ......................              831             1,994
     Selling, general and administrative ...........            3,505             5,142
                                                            ---------         ---------
         Total operating expenses ..................            4,336             7,136
                                                            ---------         ---------
Loss from operations ...............................           (2,856)           (6,844)
     Interest income ...............................              110               220
     Settlement of Lawsuit .........................            1,840                --
                                                            ---------         ---------
Net loss ...........................................        $    (906)        $  (6,624)
                                                            =========         =========
Net loss per share, basic and diluted ..............            (0.03)            (0.23)
                                                            =========         =========
Shares used in computing net loss
     per share, basic and diluted ..................           29,537            28,950